As filed with the U.S. Securities and Exchange Commission on May 9, 2025.

Registration No. 333-286984

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Oyster Enterprises II Acquisition Corp
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	61-2218657
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

801 Brickell Avenue
8th Floor
Miami, Florida, 33131
Tel: (786) 744-7720
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Mario Zarazua
Chief Executive Officer
801 Brickell Avenue
8th Floor
Miami, Florida, 33131
Tel: (786) 744-7720
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Douglas S. Ellenoff Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Tel: (212) 370-1300	Michael Johns Jordan Southway Maples and Calder (Cayman) LLP P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Oyster Enterprises II Acquisition Corp is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-286984) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

Part II

Information not required in prospectus

Item 16.     Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association of the Registrant.
3.2**	Form of Amended and Restated Memorandum and Articles of Association of the Registrant.
4.1**	Form of Specimen Unit Certificate.
4.2*	Form of Specimen Class A Ordinary Share Certificate.
4.3**	Form of Specimen Public Rights Certificate (included as an exhibit to Exhibit 4.4).
4.4**	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Ellenoff Grossman & Schole LLP.
5.2**	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Registrant.
10.1*	Form of Letter Agreement among the Registrant, Oyster Enterprises II LLC and each of the officers and directors of the Registrant.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3**	Form of Registration Rights Agreement among the Registrant, Oyster Enterprises II LLC and the Holders signatory thereto.
10.4*	Form of Private Placement Units Purchase Agreement between the Registrant and Oyster Enterprises II LLC.
10.5*	Form of Private Placement Units Purchase Agreement between the Registrant and BTIG
10.6*	Form of Indemnity Agreement.
10.7*	Promissory Note issued to Oyster Enterprises II LLC.
10.8*	Securities Subscription Agreement between Oyster Enterprises II LLC and the Registrant.
10.9*	Form of Administrative Services Agreement.
10.10**	Consultant Agreement, dated October 10, 2024, by and between the Registrant and Chief Financial Officer
14.1*	Form of Code of Business Conduct and Ethics.
23.1*	Consent of Withum Smith+Brown, PC.
23.2*	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.1).
23.3**	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page of the initial filing).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Consent of Divya Narendra to be named as director nominee.
99.4*	Consent of Lief Haniford to be named as director nominee.
99.5*	Consent of Jordan Fliegel to be named as director nominee.
107*	Filing Fee Table.

____________

*        Previously filed.

**      Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on the 9th day of May, 2025.

Oyster Enterprises II Acquisition Corp
By:	/s/ Mario Zarazua
Name:	Mario Zarazua
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Heath Freeman	Chairman of the Board of Directors	May 9, 2025
Heath Freeman
/s/ Mario Zarazua	Vice Chairman of the Board of Directors and	May 9, 2025
Mario Zarazua	Chief Executive Officer (principal executive officer)
/s/ Mike Rollins	Chief Financial Officer	May 9, 2025
Mike Rollins	(principal financial and accounting officer)

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Authorized representative IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Oyster Enterprises II Acquisition Corp, in Miami, Florida, on the 9th day of May, 2025.

By:	/s/ Mario Zarazua
Name:	Mario Zarazua
Title:	Chief Executive Officer

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